UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 22, 2011

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 22, 2011, Renaissance Learning, Inc. (the “Company”) received an unsolicited non-binding proposal from Plato Learning, Inc. (“Plato Learning”).  The proposal contemplates the acquisition of the Company by Plato Learning for $15.50 per share in cash.  The proposal also states that it is subject to completion of due diligence and that the transaction is expected to be financed with equity from Thoma Bravo, HarbourVest Partners and JP Morgan as well as with debt.

The Board of Directors of the Company has determined in good faith, after consultation with its financial advisor, that the proposal from Plato Learning could reasonably be expected to lead to a Superior Proposal under the terms of the merger agreement dated as of August 15, 2011 (the “Merger Agreement”) with a company formed at the direction of investment funds (“Permira Funds”) advised by Permira Advisers LLC.  The Board of Directors expects to enter into a confidentiality agreement with Plato Learning, Thoma Bravo, HarbourVest Partners and JP Morgan and to provide information to and conduct negotiations with those parties.

There can be no assurance that Plato Learning will be able to obtain financing for a transaction with the Company, or on what terms such financing may be obtained, that the Plato Learning proposal will lead to a Superior Proposal, or that the Company will enter into a definitive agreement with Plato Learning.  The Board of Directors of the Company continues to recommend that the shareholders vote in favor of adopting and approving the Merger Agreement and the transactions contemplated thereby with affiliates of the Permira Funds, pursuant to which the Company would be acquired for $14.85 per share in cash.

On August 23, 2011, the Board of Directors of the Company received a letter from counsel to Permira Advisers LLC asserting the view that the Plato Learning proposal does not represent a proposal that the Board of Directors could determine in good faith could reasonably be expected to lead to a Superior Proposal under the Merger Agreement.

On August 24, 2011, the Company issued a press release with respect to the events described above, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  In addition, the Company sent an email communication to employees with respect to the events described above, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press release dated August 24, 2011

99.2	Email communication to employees dated August 24, 2001

Forward-Looking Statements

Statements about the potential effects of the unsolicited non-binding proposal and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  For example, the unsolicited non-binding proposal may not result in a definitive agreement for an alternative transaction.  Moreover, the Company may not be able to complete the proposed merger with affiliates of the Permira Funds on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of the Company, are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction with affiliates of the Permira Funds, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Shareholders may obtain a free copy of the proxy statement, when available, and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from the Company by accessing the Company’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning,

Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger with affiliates of the Permira Funds.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 24, 2011

RENAISSANCE LEARNING, INC.

By:

/s/ Mary T. Minch

Mary T. Minch

Executive Vice President-Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 24, 2011

99.2	Email communication to employees dated August 24, 2011